UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2008
(Date of Report: Date of earliest event reported)

Princeton Security Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141482	20-5506885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

303C College Road, Princeton, New Jersey 08540
 (Address of principal executive office)

Registrant's telephone number, including area code: 609-924-7310

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 8.01 Other Events.

Princeton Security Technology, Inc. received the resignation of  Mikko Maijala as a director of the company.  Mr. Maijala indicated he resigned to pursue other business opportunities.  The Company is not aware of any disputes or disagreements, Mr. Maijala has with the Company and it has had no disputes with Mr. Maijala.  The Company will be searching for a new director to take the place of Mr. Maijala.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Princeton Security Technologies, Inc.

Date:	October 8, 2008	By:	/s/ Juhani Taskinen
Juhani Taskinen, Chief Executive Officer